(b)(1)

VOYA PARTNERS, INC.

BY-LAWS

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1. ANNUAL MEETINGS. An annual meeting of Shareholders of Voya Partners, Inc. (formerly ING Partners, Inc., formerly Portfolio Partners, Inc., the “Corporation”) shall be held only in those years in which the election of Directors is required to be acted on under the Investment Company Act of 1940 (“1940 Act”). At each annual meeting, any other proper business within the power of Shareholders may be transacted. An annual meeting shall be held on a date and at a time designated by the Board of Directors.

Section 2. SPECIAL MEETINGS. Special meetings of Shareholders may be called by the President or by the Board of Directors; and shall be called by the President, Secretary or any Director at the request in writing of the holders of the outstanding voting shares of the capital stock of the corporation (hereinafter, the outstanding voting shares of the capital stock of the Corporation are referred to as “Shares”) entitled to cast not less than 50% of the votes entitled to be cast at such meeting. Any such request shall state the purposes of the proposed meeting.

Section 3. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the office of the Corporation in Scottsdale, Arizona, or at such other place within or outside the State of Maryland as may be fixed by the party or parties making the call as stated in the notice thereof.

Section 4. NOTICE. Not less than ten or more than ninety days before the date of every Annual or Special Meeting of Shareholders, the Secretary or an Assistant Secretary shall give to each Shareholder of record notice of such meeting by mail, telegraph, cable or radio. Such notice shall be deemed to have been given when deposited in the mail or with a telegraph or cable office or radio station for transmission to the Shareholder at his address appearing on the books of the Corporation. It shall not be necessary to set forth the business proposed to be transacted in the notice of any Annual Meeting, except that any proposal to amend the Articles of Incorporation of the Corporation shall be set forth in such notice. Notice of a Special Meeting shall state the purpose or purposes for which it is called.

Section 5. QUORUM. At all meetings of the Shareholders (including meetings of Shareholders of a particular series), the presence in person or by proxy of Shareholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting, a majority of those Shareholders present in person or by proxy may adjourn the meeting from time to time to be held at the same place without further notice other than by announcement until a quorum, as above defined, shall be present, whereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

Section 6. VOTING. At all meetings of Shareholders, each Shareholder shall be entitled to one vote or fraction thereof for each Share standing in his name on the books of the Corporation on the date for the determination of Shareholders entitled to vote at such meeting. On any matter submitted to a vote of Shareholders, all Shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the 1940 Act, Shares shall be voted by individual class; and (2) only Shares of the respective Portfolios are entitled to vote on matters concerning only that Portfolio.

Section 7. PROXIES. Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing subscribed by the Shareholder or his duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Corporation.

Section 8. NOMINATIONS AND SHAREHOLDER BUSINESS.

(a) Annual Meetings of Shareholders.

(1)  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this Section 8(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(a).

(2)  For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 8, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder’s notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to applicable federal securities laws, rules and regulations (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of stock of the

Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner.

(b) Special Meetings of Shareholders.

(1) Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a meeting of Shareholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of notice provided for in this Section 8(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(b).

(2) In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board of Directors, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by paragraph (a) (2) of this Section 8 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later of the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The presiding officer of the meeting shall have the power an duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to applicable federal securities laws, rules or regulations.

(3) Notwithstanding the foregoing provisions of this Section 8, a Shareholder shall also comply with all applicable requirements of state law and of federal securities laws, rules and regulations with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable federal securities laws, rules and regulations.

Section 9. CONSENTS. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a written consent, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1. POWERS. The Board of Directors shall have control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation except as otherwise provided by law, the Articles of Incorporation or these By-Laws.

Section 2. NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF OFFICE. The number of Directors of the Corporation shall be fixed from time to time by a majority of the entire Board of Directors but shall be not less than three nor more than twenty. Subject to the foregoing, the Board of Directors may from time to time by a majority of the entire Board increase or decrease the number of Directors to such number as they deem expedient and fill the vacancies so created. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Directors need not be Shareholders. Until the first Annual Meeting of Shareholders or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. The members of the Board of Directors shall be elected by the Shareholders at the Annual Meeting of Shareholders or at a Special Meeting of Shareholders called for that purpose. Each Director shall hold office until the Annual Meeting next held after his election or until his successor shall be elected and qualified.

Section 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

Section 4. ANNUAL MEETINGS. The Board of Directors shall meet for the election of officers and any other business as promptly as possible after the adjournment of the Annual Meeting of Shareholders or at such other time as the Board of Directors may designate.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places as may be designated in the call of such meeting. Special meetings shall be called by the Secretary or Assistant Secretary at the request of the President or any Director.

Section 7. NOTICE. The Secretary or Assistant Secretary shall give notice of each Annual, Regular or Special Meeting of the Board of Directors to each member of the Board at least two days before the meeting by mail, facsimile, telegram or telephone to his last known address. It should not be necessary to state the purpose or business to be transacted in the notice of any Annual or Regular meeting. The notice of a Special Meeting shall state the purpose or purposes for which it is called. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice.

Section 8. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Article of Incorporation of the Corporation or these By-Laws.

Section 9. QUORUM. A majority of the total membership of the Board of Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required by applicable law, the Articles of Incorporation of the Corporation or these By-Laws. In the absence of a quorum at any meeting a majority of the Directors present may adjourn the meeting from day to day or for such longer periods as they may designate without notice other than by announcement at the meeting.

Section 10. RESIGNATIONS. Any Director of the Corporation may resign at any time by mailing or delivering, or transmitting by radio, telegraph or cable, written notice to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. REMOVAL. At any meeting of Shareholders duly called for the purpose, any Director may by the vote of a majority of all of the Shares entitled to vote be removed from office. At the same meeting, the vacancy in the Board of Directors may be filled by the election of a Director to serve for the remainder of the term and until the election and qualification of his successor.

Section 12. VACANCIES. Except as otherwise provided by the 1940 Act or other applicable law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. Notwithstanding the foregoing, the Shareholders may, at any time during the term of such Director, elect to fill a vacancy or elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and the election by the Shareholders shall be deemed a filling of the vacancy and not a removal any may be made at any meeting called for such purpose.

Section 13. COMPENSATION OF DIRECTORS. The Directors may receive a stated salary for their services as Directors, and by Resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each Meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 14. TELEPHONE PARTICIPATION. Unless otherwise restricted by law, the Articles of Incorporation of the Corporation or these By-Laws, any member of the Board of Directors may participate in any meeting of the Board by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 15. CONSENTS. Any action required or permitted to be taken at any Annual, Regular or Special Meeting of the Board of Directors may be taken without a meeting if a written consent, setting forth such action, is signed by all members of the Board and such consent is filed with the minutes of proceedings of the Board.

Section 16. POWER TO DECLARE DIVIDENDS. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the corporation such reserves for such purposes as it shall be determined and to abolish the same; to declare and pay dividends and distributions on any series by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of shares.

ARTICLE III

EXECUTIVE AND OTHER COMMITTEES

Section 1. APPOINTMENT AND TERM OF OFFICE. The Board of Directors, by resolution passed by a vote of at least a majority of the entire Board, may appoint an Executive Committee, which shall consist of two (2) or more Directors.

Section 2. VACANCIES. Vacancies occurring in the Executive Committee from any cause shall be filled by the Board of Directors at any Meeting thereof by a vote of the majority of the entire Board.

Section 3. REPORTS TO BOARD. All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

Section 4. PROCEDURES. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Committee present at which a quorum is present shall be necessary for the taking of any action.

Section 5. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as limited by the By-Laws of the corporation or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation in such manner as the Executive Committee shall deem to be in the best interests of the Corporation, and shall have power to authorize the Seal of the Corporation to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Directors, increase or decrease the number of Directors, elect or remove any officer, declare dividends, issue shares or recommend to Shareholders by action requiring Shareholder approval.

Section 6. OTHER COMMITTEES. From time to time the Board of Directors may appoint any other Committee or Committees for any purpose or purposes to the extent lawful, which shall have such powers as shall be specified in the resolution of appointment.

Section 7. COMPENSATION. The members of any duly appointed Committee shall receive such compensation and/or fees as may be fixed from time to time by the Board of Directors.

Section 8. TELEPHONE PARTICIPATION. Unless otherwise restricted by law, the Articles of Incorporation or these By-Laws, any member of any Committee of the Board may participate in any meeting of such Committee by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 9. CONSENTS. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed Committee may be taken without a meeting if a written consent, setting forth such action, is signed by all members of such Committee and such consent is filed with the minutes of the proceedings of such Committee.

ARTICLE IV

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall be the President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors shall elect or appoint such other officers or agents as the business of the Corporation may require, including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any two offices except those of President and Vice President.

Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be elected annually by the Board of Directors at its Annual Meeting following the Annual Meeting of Shareholders, if an Annual Meeting of Shareholders is held. Each officer shall hold office until the Annual Meeting in the next year and until the election and qualification of his successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board. The Board of Directors may elect or appoint additional officers or agents at any Regular or Special Meeting of the Board.

Section 3. REMOVAL. Any officer elected by the Board of Directors may be removed with or without cause at any time upon a vote of the majority of the entire Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.

Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of each notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 6.  PRESIDENT; CHIEF EXECUTIVE OFFICER.  The President shall be the Chief Executive Officer of the Corporation, except at any time when another person has been appointed by the Directors and is serving as the Chief Executive Officer of the Corporation.   Subject to the direction of the Directors, the President shall have responsibility for the general administration of the business and policies of the Corporation.  Except as the Directors may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Corporation or any Series thereof.  The President shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Corporation.  The President shall perform such duties additional to all of the foregoing as the Directors may from time to time designate.  In the absence of the President, an Officer or Director appointed by the President shall preside at all meetings of Shareholders.  At any time when a person other than the President has been appointed by the Directors and is serving as Chief Executive Officer, then (i) the Chief Executive Officer, and not the President, shall without further action by the Directors (unless the Directors shall decide otherwise) have the obligations and the authorities specified above in this paragraph, and (ii) the President shall instead perform such other supervisory or executive functions as the Directors or the Chief Executive Officer shall specify from time to time.  The person serving at any time as the Chief Executive Officer of the Corporation shall be the “principal executive officer” of the Corporation as such term is used in the Securities Act of 1933, as amended.  Notwithstanding the foregoing, at any such time, any person dealing with the Corporation or the President or Chief Executive Officer shall be entitled to assume that each of the President and Chief Executive Officer of the Corporation has the full authority to perform all of the powers and duties of the Chief Executive Officer of the Corporation.

Section 7. VICE PRESIDENT. The Vice President (or if more than one, the Senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned from time to time by the Board of Directors, the Executive Committee, or the President.

Section 8. SECRETARY. The Secretary shall (i) keep or cause to be kept in books provided for the purpose the Minutes of the Meetings of the Shareholders and of the Board of Directors; (ii) see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; (iii) be custodian of the records and of the Seal of the Corporation and see that the Seal is affixed to all documents which have been duly authorized to be executed on behalf of the Corporation under its seal; (iv) keep directly or through a transfer agent a register of the post office address of each Shareholder and make all proper changes in such register, retaining and filing his authority for such entries; (v) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (vi) in general perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned by the Board of Directors, the Executive Committee, or the President.

Section 9. TREASURER. The Treasurer shall have supervision of the custody of the funds and securities of the corporation, subject to the Articles of Incorporation of the Corporation and applicable law. The Treasurer shall submit to the Annual Meeting of Shareholders a statement of the financial condition of the Corporation and whenever required by the Board of Directors shall make and render a statement of the accounts of the Corporation and such other statements as may be required. The Treasurer shall cause to be kept in books of the Corporation a full and accurate account of all moneys received and paid out for the account of the Corporation and perform such other duties as may be from time to time be assigned by the Board of Directors, the Executive Committee, or the President.

Section 10. ASSISTANT VICE PRESIDENT. The Assistant Vice President or Vice Presidents of the Corporation shall have such authority and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President of the Corporation.

Section 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant
Secretary or Secretaries and the Assistant Treasurer or Treasurers of the Corporation shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those officers and shall have such further powers and perform such other duties as may be assigned to them, respectively, by the Board of Directors, the Executive Committee or the President.

Section 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

SHARES AND THEIR TRANSFER

Section 1. REGISTER OF SHARES. A register of shares shall be kept at the principal office of the Corporation or of any transfer agent duly appointed by the Board of Directors and shall contain the names and addresses of all the Shareholders, the number of shares held by them and a record of all transfers thereof. Fractional shares may be issued. Share certificates will not be issued.

Section 2. TRANSFER OF SHARES. Shares shall be transferable on the books of the Corporation by request of the holder thereof in person or by duly authorized attorney.

Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.  The Board of Directors may fix in advance a date as the record date for the purpose of determining

Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders entitled to receive payment of any dividend.  Such date shall in any case not be more than 90 days and, in case of a Meeting of Shareholders, not less than 10 days prior to the date on which the particular action is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the share transfer books of the Corporation shall be closed for a stated period not to exceed in any case 20 days.  If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a Meeting of Shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

Section 4. TRANSFER AGENT; REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance and transfer of shares and may appoint a Transfer Agent for that purpose.

ARTICLE VI

AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

Section 1. AGREEMENTS, ETC. The Board of Directors or the Executive Committee may authorize any officer or officers or agent or agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by the Executive Committee or these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any Agreement or engagement, to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or orders for the payment of money, noted and other evidences of indebtedness shall be signed by such officer or officers, employee or employees, or agent or agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as custodian, pursuant to the provisions of the Articles of Incorporation of the Corporation.

Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee, or directions for the transfer of securities belonging to the Corporation, shall be made by such officer or officers, employee or employees, or agent or agents as may be authorized by the Board of Directors or the Executive Committee.

Section 4. EVIDENCE OF AUTHORITY. Anyone dealing with the Corporation shall be fully justified in relying on a copy of a resolution of the Board of Directors or of any Committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the Seal of the Corporation.

Section 5. DESIGNATION OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian all funds, securities and similar investments owned by the Corporation, with the exception of securities loaned under a properly authorized securities loan agreement. The Custodian shall be a bank having not less than $5,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 6. ACTION UPON TERMINATION OF A CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian.

Section 7. WHEN TO DETERMINE NET ASSET VALUE. The net asset value per Share of the outstanding Shares shall be determined at such times as the Board of Directors shall prescribe, provided that such net asset value shall be determined at least weekly.

ARTICLE VII

MISCELLANEOUS

Section 1. SEAL. The Seal of the Corporation shall be a disk inscribed with the words “VOYA PARTNERS, INC.”

Section 2. WAIVER OF NOTICE. Whenever under the provisions of these By-Laws or of any law, the Shareholders or Directors or members of the Executive Committee or other Committee are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice or without such lapse of time by the written waiver of notice signed by every person entitled to notice or if every person entitled to notice shall be present at such meeting.

Section 3. BOOKS AND RECORDS. The books and records of the Corporation, including the stock ledger or ledgers, may be kept in or outside the State of Maryland at such office or agency of the Corporation as may from time to time be determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

The Board of Directors shall have the exclusive power to alter, amend or repeal any By-Laws of the Corporation and to make new By-Laws.

Approved:  March 18, 2018